PETMED EXPRESS, INC.

YEAR ENDED MARCH 31, 2010

CONFERENCE CALL TRANSCRIPT

MAY 10, 2010 AT 8:30 A.M. ET

Coordinator:

Welcome to the PetMed Express Inc., doing business as 1-800-PetMeds conference call to review the financial results for the fourth fiscal quarter and year ended on March 31, 2010. At the request of the Company this conference call is being recorded. Founded in 1996, 1-800-PetMeds is America’s Largest Pet Pharmacy, delivering prescription and non-prescription pet medication and other health products for dogs, cats and horses direct to the consumer. 1-800-PetMeds markets its products through national television, online, direct mail and print advertising campaigns, which direct consumers to order by phone or on the Internet and aim to increase the recognition of the “1-800-PetMeds” brand name. 1-800-PetMeds provides an attractive alternative for obtaining pet medications in terms of convenience, price, ease of ordering, and rapid home delivery. At this time I would like to turn the call over to the Company’s Chief Financial Officer, Mr. Bruce Rosenbloom.

Bruce Rosenbloom:

Thank you. Good morning. I would like to welcome everybody here today. Before I turn the call over to Mendo Akdag, our Chief Executive Officer and President, I would like to remind everyone that the first portion of this conference call will be listen-only, until the question and answer session, which will be later in the call. Also certain information that will be included in this press conference may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 or the Securities and Exchange Commission that may involve a number of risks and uncertainties. These statements are based on our beliefs as well as assumptions we have used based upon information currently available to us. Because these statements reflect our current views concerning future events, these statements involve risks, uncertainties and assumptions. Actual future results may vary significantly based on a number of factors that may cause the actual results or events to be materially different from future results, performance or achievements expressed or implied by these statements. We have identified various risk factors associated with our operations in our most recent annual report and other filings with the Securities and Exchange Commission. Now let me introduce today’s speaker, Mendo Akdag, President and Chief Executive Officer of 1-800-PetMeds, Mendo.

Mendo Akdag:

Thank you Bruce. Welcome and thank you for joining us. Today we will review the highlights of our financial results. We’ll compare our fourth fiscal quarter and fiscal year ended on March 31, 2010 to last year’s quarter and fiscal year ended on March 31, 2009.

For the fourth fiscal quarter ended on March 31, 2010 sales were $50.3 million compared to sales of $48.1 million for the same period the prior year, an increase of 5%. For the fiscal year ended on March 31, 2010 sales were $238.3 million compared to $219.4 million for the prior fiscal year, an increase of 9%. The increase was due to increased reorders offset by decreased new orders.

For the fourth fiscal quarter net income was $6.1 million or $0.27 diluted per share compared to $5.6 million or $0.25 diluted per share for the same quarter the prior year, an increase to earnings per share of 9%. For the fiscal year net income was $26.0 million or $1.14 diluted per share compared to $23.0 million or $0.98 diluted per share a year ago, an increase to earnings per share of 17%.

Exhibit 99.1 Page 1 of 8

Reorder sales increased by 9% to $40.4 million for the quarter compared to reorder sales of $37.2 million for the same quarter the prior year. For the fiscal year the reorder sales increased by 13% to $177.8 million compared to $156.9 million for the prior year. New order sales decreased by 8% to $9.9 million for the quarter compared to $10.8 million for the same period the prior year. For the fiscal year the new order sales decreased by 3% to $60.5 million compared to $62.5 million for the prior year. The decreases were due to lower average order size and less spending in advertising. Average new order size was down 3% for the quarter and 5% for the fiscal year. We acquired approximately 134,000 new customers in our fourth fiscal quarter compared to 142,000 for the same period the prior year, and we acquired approximately 815,000 new customers in the fiscal year compared to 802,000 for the prior year.

Our average order was approximately $81 for the quarter compared to $82 for the same quarter the prior year and it was $80 for the fiscal year compared to $82 for the prior fiscal year. Approximately 70% of our sales were generated on our web site for the quarter compared to 66% for the same period the prior year and for the year it was 68% compared to 65% for the prior year. The seasonality in our business is due to the proportion of flea, tick, and heartworm medication in our product mix. Spring and summer are considered peak seasons with fall and winter being the off season.

For the fourth fiscal quarter our gross profit as a percent of sales was 39.9% compared to 40.3% for the same period a year ago. For the fiscal year our gross profit as a percent of sales was 38.6% compared to 38.9% for the prior year.  The percentage decrease can be attributed to increases in product costs.

Our general and administrative expenses as a percent of sales were 10.2% for the quarter compared to 10.7% for the same quarter the prior year, and for the fiscal year the G&A was 9.4% compared to 9.8% for the prior year. The improvement shows leverage of the G&A.

For the quarter we spent $4.9 million for advertising compared to $5.1 million for the same quarter the prior year. For the fiscal year we spent $27.7 million for advertising compared to $28.7 million for the prior fiscal year, a decrease of about 4%. The decreases were due to shortage in remnant ad inventory availability on television.  Advertising costs of acquiring a customer for the quarter was approximately $36, which was the same as it was for the same quarter the prior year and for the fiscal year it was $34 compared to $36 for the same period a year ago.

Our working capital increased by $24.8 million to $79.4 million since March 31, 2009. The increase can mainly be attributed to cash flow generated from operations. We had $53.1 million in cash and temporary investments, $12.4 million in long-term auction rate securities investments, and $29.1 million in inventory with no debt as of March 31, 2010. Net cash from operations for the fiscal year was $27.7 million compared to net cash from operations of $15.0 million for the prior fiscal year. Capital expenditures for the fiscal year were approximately $700,000. This ends the financial review. Operator, we are ready to take questions.

Coordinator:

Thank you. To ask a question, please press star 1. You will be prompted to record your name. Your name is required to ask a question. Again, star 1 if you have a question please. One moment for the first question to register, our first question today comes from Mark Miller. Your line is open sir and please state your company name.

Exhibit 99.1 Page 2 of 8

Mark Miller:

It’s Mark Miller with William Blair. Good morning Mendo and Bruce.

Mendo Akdag:

Good morning.

Bruce Rosenbloom:

Morning.

Mark Miller:

Could you elaborate on your two priorities you highlighted in the press release, conversion optimization and expansion of the product offering into pet supplies? I guess on the first point what was the trend in the conversion rate? I guess for the full year you it after the fourth quarter. But it does appear to have improved in the March period. Was that the case and I guess what are your specific initiatives to increase the optimization first of all?

Mendo Akdag:

Sure. The Internet web site conversion was up about 65 basis points for the quarter and actually it was up 140 basis points for the year. What we are working on is web site conversion, emails, search engines, banners, prints, etc. So we do A-B testing to attempt to improve. As far as expanding our product offerings, we just started that about a month or two ago. We started with, more focus on health, safety and wellness with the steps, ramps, strollers, crates, beds, etc. and we’ll continue expanding on it.

Mark Miller:

I think one of the things you were testing was your success with fulfillment and customer satisfaction of that. Can you give us an update on how that is going?

Mendo Akdag:

Did you say fulfillment?

Mark Miller:

Just the service - as you’re working with partners on some of these products - how?

Mendo Akdag:

The third party fulfillment with the - yeah. So far it’s going well but it’s only been 30 days. So it’s really too soon to tell but so far it’s going fine. We have not been disappointed.

Mark Miller:

Okay. And one other question and then I’ll get back in line. What percent of your flea, tick and heartworm meds are you able to buy direct at this point or do you expect to be buying direct in fiscal ‘11, and then what portion of those savings might, do you think be invested in lower prices versus potentially shoring up the gross margin? Thanks.

Mendo Akdag:

I’m not going to give you a specific number but the only, Bayer is the only one really so far we are buying direct. And we are buying under more favorable terms than we did in the past.

Coordinator:

Our next question today comes from Mark Arnold. Your line is open.

Mark Arnold:

Good morning guys.

Mendo Akdag:

Good morning.

Mark Arnold:

Just to follow up on the conversation about the expansion - expanded product offerings, so you kind of talked about what you’ve done to date. Can you give us a sense as to what other types of supplies you would consider adding going forward here? Are they going to be similar to the ones that you mentioned?

Mendo Akdag:

No. We will add additional categories but I’m not going to get into the details due to the competitive nature of the information.

Exhibit 99.1 Page 3 of 8

Mark Arnold:

But what will this do to your gross margins as we look out to fiscal 2011?

Mendo Akdag:

In the long run it will reduce. It has less gross margins but right now it’s not a material portion of our business. But in the long run it could become material and it typically will have less gross margins than the pet meds.

Mark Arnold:

Okay. Just a second area I wanted to talk about - has the company sought that VET VIPPS certification? And if yes, has the company obtained that certification?

Mendo Akdag:

Yes. We have obtained VIPPS certification. We are VIPPS certified.

Mark Arnold:

Does that provide you any opportunities or competitive advantages here in the coming months?

Mendo Akdag:

It does in the short run with search engines but it will - everybody is probably going to end up getting it in the long run so I wouldn’t read too much into it.

Mark Arnold:

And then how should we think about your prescription business? I mean are you talking about expanding the product offerings on the pet supply side? How should we think about your plans or how you’re thinking about growing your prescription side of the business?

Mendo Akdag:

Advertise more aggressively, advertise the prescription business - that’s how we’ll get more business. And last fiscal year it has grown much faster than the OTC business.

Mark Arnold:

Lastly, can you just give us an update on how you guys are seeing the ad market and how it’s playing out for you guys as we look into the next coming quarters?

Mendo Akdag:

It is challenging. Unfortunately, the scatter market is very strong with demand from general advertisers so there is still a shortage of remnant space. So, so far it’s been challenging.

Mark Arnold:

All right. Thank you.

Coordinator:

Our next question today comes from Anthony Lebiedzinski. Your line is open, and please state your company name, sir.

Anthony Lebiedzinski:

Yes. Good morning. I’m from Sidoti and Company. Just a couple of questions over here, just could you talk about the reorder sales, certainly were up again. New order sales slipped over here. Is this just a function of you guys seeing still a challenging remnant market or is there anything else that you think is causing the new order sales slipping?

Mendo Akdag:

It was two reasons really. One, was the challenging remnant space market and two, average order size was lower for the quarter, about 3% lower, the average new order size. And it was actually down 5% for the year.

Anthony Lebiedzinski:

Are you still seeing customers ordering in smaller packs like you saw last year?

Mendo Akdag:

Slightly. It’s getting better. For the quarter overall average order size was $81 compared to $82 last year. So reorders were flat basically and new orders were down about 3%.

Exhibit 99.1 Page 4 of 8

Anthony Lebiedzinski:

Right. Now as far as the move into pet supplies, are you guys taking inventory of any of those products or is everything being drop shipped from another third party?

Mendo Akdag:

Drop shipped from third party.

Anthony Lebiedzinski:

Okay, and does a sale of a third party drop ship, does that flow through your income statement - how does that work?

Mendo Akdag:

Yes. We recognize the sale.

Anthony Lebiedzinski:

Okay. All right, thanks. That’s all I had.

Mendo Akdag:

You’re welcome.

Coordinator:

Our next question comes from Kristine Koerber. Your line is open and please state your company name, ma’am.

Kristine Koerber:

Hi. Can you just give us a little more color on some of the new products in the pet supplies that you will be offering, number of SKUs? And you said the gross margin would be lower but could you kind of give us some idea of how much lower?

Mendo Akdag:

Currently we added and you can go to our web site by the way and look under supplies category and see what we’re carrying so far, and if you’re a pet owner, buy something. We added crates, steps, ramps, strollers, beds, is so far what we did but I’m not going to get into specifically what else. We’re going to pretty much test everything. It depends on really a category, I mean what the items that I mentioned is probably about 30% margin is what you’re looking at, just to give you a rough idea.

Kristine Koerber:

Okay. That’s helpful. And then are you hearing anything from other manufacturers as far as possibly going direct at some point?

Mendo Akdag:

Unfortunately all of our communications are confidential so I can’t really say anything about it.

Kristine Koerber:

But currently with the Bayer you have begun buying product directly from them?

Mendo Akdag:

Yes.

Kristine Koerber:

Okay. Thank you.

Mendo Akdag:

You’re welcome.

Coordinator:

Our next question today comes from Edward Woo. Your line is open, sir, and please state your company name.

Edward Woo:

Wedbush Securities. Was there any change in product mix between prescription/non-prescription in the quarter?

Mendo Akdag:

Yes. More prescription business and for the year I’ll give you the year number, 35% of the business was prescription compared to last year it was 31%.

Edward Woo:

Good. And the other question I have, have you noticed any change in competitive marketplace during the quarter?

Exhibit 99.1 Page 5 of 8

Mendo Akdag:

Not really. I mean it’s been competitive. The only thing I can tell you is that consumer is becoming more aware of the alternative channels that are available.

Edward Woo:

Okay. Thank you.

Mendo Akdag:

You’re welcome.

Coordinator:

Our next question comes from Mitch Bartlett, your line is open and please state your company name.

Mitch Bartlett:

Craig-Hallum. I’m wondering if you could kind of expand on the last question. Flea and tick sales in the fourth quarter, how did they do percentage wise?

Mendo Akdag:

I’m not going to give you a specific number but I can tell you that it was flat and overall market was flat to down a few percent.

Mitch Bartlett:

So year over year intake was flat in the fourth quarter. Okay.

Mendo Akdag:

Colder weather might have adversely impacted it. The flea season started late this year.

Mitch Bartlett:

You know you have had three quarters of negative new customer sales. Do you think the slow down in the core reorder sales had something to do with kind of that sluggishness that you’re seeing in the new customer side? And - yeah.

Mendo Akdag:

It’s possible. As I mentioned, colder weather might have adversely impacted it. Also in general the overall market we are seeing that over-the-counter was pretty much flat to down a few percent. The consumer is giving greater consideration to price and probably the medication noncompliance and switching to lower-priced brands appears to be adversely impacting the market.

Mitch Bartlett:

Does it make you rethink kind of the mix on your advertising strategy? I mean you’re continuing to talk about a tough scatter market going.

Mendo Akdag:

Yeah. We’re attempting to shift some dollars to online and print and maybe even spend more money on our existing customer database to reactivate ex-customers basically.

Mitch Bartlett:

So the level of total advertising investment as we look into the first half of next year, how does that look year over year?

Mendo Akdag:

As I mentioned, it’s challenging. It’s only been a month so we’ll see how it progresses. But it’s been challenging.

Mitch Bartlett:

No, I meant more as a philosophy of how you might be attacking the market. Will you be spending more whether it’s scatter market or not on acquiring new customers in the first half of next year?

Mendo Akdag:

We will attempt that but the remnant space on television has been challenging. So we may not be able to do what we are attempting to do, basically.

Mitch Bartlett:

And you won’t make that up in the online advertising or other channels?

Mendo Akdag:

We will attempt that and we’ll attempt to make it happen in other channels.

Exhibit 99.1 Page 6 of 8

Mitch Bartlett:

Very good. Thank you.

Mendo Akdag:

But there are a lot of tactical decisions based on data, comes into picture. So it’s difficult for me to exactly point out how it’s going to shape up.

Mitch Bartlett:

So that may be an ROI on the different channels and there being a difference? Why would you not move more towards the online if the scatter market - is there a different kind of return for both of those markets?

Mendo Akdag:

Well, you always have to look at the incremental cost of acquiring an additional customer and it’s much higher than our average that we give to you guys.

Mitch Bartlett:

And in other channels, is I guess what I’m trying to ask.  If you were to push more money towards other channels, is that incremental cost going up or not?

Mendo Akdag:

It is.

Mitch Bartlett:

Okay. Thank you very much.

Coordinator:

Before our next question let me remind parties, star 1 if you have a question please, star 1. Our next question today comes from Ross Taylor. Your line is open and please state your company name, sir.

Ross Taylor:

Hi. It’s Ross Taylor, CL King. I have three or four questions. Can you give a little bit more color on some of the factors that are driving the lower average order size in the quarter?

Mendo Akdag:

What we are seeing is medication noncompliance, which means for example if the medication is supposed to be given once a month the consumer is stretching it and using it once every other month or every 45 days. And we are also noticing some switching to lower-priced brands.

Ross Taylor:

Okay. And you mentioned changes in your product mix prescription versus OTC. Is that more due to changes in prices within each category or is it driven by unit changes in each category?

Mendo Akdag:

We have been more aggressive, marketing prescription medications and we think there is an opportunity in prescriptions. There is much less competition and it looks like its working.

Ross Taylor:

Okay. And two other questions - I’m curious as to how you’re going about promoting the pet supplies that you’re taking on in your business. I mean how are you marketing those? Do you anticipate TV advertising as well? And you also mentioned in response one of the recent questions you might try to work with your existing database of customers more to give some of the inactive customers incentives to buy. I mean what types of things did you do to get some of the inactive customers to come back?

Mendo Akdag:

Give them discounts, promotions basically to reactivate existing customers, I mean ex-customers, and as far as pet supplies are concerned, we haven’t really advertised yet. We just put a list of them on our web site. But we will and we’ll test different things and we’ll see, but it’s only been really 45 days since we put them up. So we want to get some comfort with the suppliers and make sure there is no customer satisfaction issues, and once we do that and we have more supply, we’ll test different advertising to see how it works.

Exhibit 99.1 Page 7 of 8

Ross Taylor:

Okay. That’s helpful. Thanks very much.

Mendo Akdag:

You’re welcome.

Coordinator:

Our final question today comes from Anthony Lebiedzinski. Your line is open and please state your company name, sir.

Anthony Lebiedzinski:

Yes. Good morning from Sidoti and Company. Just can you talk about what your cap ex plans are for fiscal ’11?

Mendo Akdag:

It should be less than $1.0 million. So it’s going to be mid- to high-six figure is what I would expect. We’re in a maintenance mode at this time.

Anthony Lebiedzinski:

Okay. And I know there was a little bit of a calendar shift I guess in the quarter because you had technically five Mondays in March. Was that anything significant for your quarter because I know usually, typically Monday tends to be your highest volume kind of day?

Mendo Akdag:

To be honest with you I have not paid attention to that. In the long run it balances it out.

Anthony Lebiedzinski:

Okay, sounds good, all right. Thanks.

Coordinator:

That does conclude today’s Q&A session.

Mendo Akdag:

Thank you. For closing, our focus in fiscal 2011 is one, conversion optimization and two, expanding our product offerings to pet supplies. This wraps up today’s conference call. Thank you for joining us. Operator, this ends the conference call.

Coordinator:

That does conclude today’s conference. Thank you all for participating. You may disconnect at this time.

Exhibit 99.1 Page 8 of 8